UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2017 (May 16, 2017)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Agreements

On May 16, 2017, Hallador granted Restricted Stock Unit Issuance Agreements (the “RSU Agreements”) with (i) Victor P. Stabio, Chairman of the Board and Corporate Secretary, (ii) Brent K. Bilsland, President and CEO, and (iii) Lawrence D. Martin, CFO.

Mr. Stabio was granted 100,000 restricted stock units (“RSUs”), Mr. Bilsland was granted 225,000 RSUs, and Mr. Martin was granted 170,000 RSUs, all of which vest in their entirety immediately upon grant date, May 16, 2017, and are subject to the terms as set forth in the 2008 Restricted Stock Unit Plan.  Upon vesting, each RSU entitles the RSU recipients to receive one share of common stock.  The RSU recipients have the option to withhold shares to pay the applicable payroll withholding taxes.

The closing stock price on May 16, 2017 was $7.74.

The RSU Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibits:

10.1 - Form of Restricted Stock Unit Issuance Agreement

10.2 - 2008 Restricted Stock Unit Plan (incorporated by referenced to the March 31, 2008 Form 10-Q)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HALLADOR ENERGY COMPANY

/S/BRENT K. BILSLAND
Date: May 16, 2017	Brent K. Bilsland President and CEO